Exhibit 99.1

XpresCheck™ Provides Business Update

Launching Rapid Testing for COVID-19 at JFK and Newark Airports Tomorrow; All Future Locations will Offer Rapid Testing

Working with Major Airlines in Supporting Air Bridges between U.S. and International Cities

Engaged in Discussions with Multiple Emerging Health Passport Apps

NEW YORK, October 6, 2020 – XpresSpa Group, Inc. (Nasdaq: XSPA), a health and wellness company, today provided a business update on XpresCheck™.

XpresCheck will begin rapid testing for COVID-19 at both JFK International Airport and Newark Liberty International Airport tomorrow, Wednesday, October 7, 2020. Rapid Testing represents an expansion of XpresCheck’s COVID-19 testing options which already include the Polymerase Chain Reaction (PCR) Test and Blood Antibody Test. Rapid testing will also be available at all future XpresCheck locations after opening.

“We believe rapid COVID-19 testing at airports can play a major role in slowing the virus spread and decreasing the risk of new community outbreaks linked to travel as cases continue to rise throughout many states,” said Doug Satzman, XpresSpa Group CEO. “We are pleased to now offer Abbott’s portable, rapid molecular ID NOW COVID-19 test, which has emerged as a critical tool in the fight against COVID-19 by delivering on-the-spot results in a matter of minutes. Having a rapid test inside the airport immediately upon travel could also eliminate the need for a full 14-day quarantine in states where that applies.”

The Abbott ID NOW is a rapid molecular point-of-care test that delivers COVID-19 results within 13 minutes. About the size of a small kitchen appliance, ID NOW’s rapid results and compact design help make testing for active COVID-19 infections more accessible in non-traditional settings. Giving people real-time results about their COVID-19 status means they can more confidently go about their daily lives.

Other Business Updates

•	XpresCheck is working with major airlines to support creation of potential air bridges between U.S. cities and international destinations, including, but not limited to, New York to London.
•	XpresCheck is engaged in discussions with multiple emerging Health Passport Apps which would link COVID-19 test results from its partnered labs directly into these apps. Passengers would then be able to show their test results through these apps to airlines and destinations so as to ensure a hassle-free entry and avoid quarantines, where applicable

The ID NOW COVID-19 test has not been FDA cleared or approved. It has been authorized by the FDA under an emergency use authorization for use by authorized laboratories and patient care settings. The test has been authorized only for the detection of nucleic acid from SARS-CoV-2, not for any other viruses or pathogens, and is only authorized for the duration of the declaration that circumstances exist justifying the authorization of emergency use of in vitro diagnostic tests for detection and/or diagnosis of COVID-19 under Section 564(b)(1) of the Act, 21 U.S.C. § 360bbb-3(b)(1), unless the authorization is terminated or revoked sooner.

Exhibit 99.1

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a global health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 50 locations in 25 airports globally. Through its XpresTest, Inc. subsidiary, the Company also provides COVID-19 screening and testing under its XpresCheck™ brand at JFK International Airport and Newark Liberty International Airport. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com. To learn more about XpresCheck, visit www.XpresCheck.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity and growth strategy, in particular statements about our expectations relating to our new XpresCheck™ concept, our ability to identify and convert spa locations to XpresCheck™ sites on a timely and cost-efficient basis, being able to expand testing to other communicable diseases as well as administer vaccinations for the seasonal flu, our positioning to be part of the national rollout of a COVID-19 vaccination when it becomes available (including whether such vaccination becomes available in the near term or at all), the degree to which our public testing model assists passengers meet testing requirements in select states and countries, our ability to identify and gain access to the latest and best COVID-19 testing methodologies and equipment, and our ability expand our initial sites at JFK International Airport and Newark Liberty International Airport as we currently expect, and our overall ability to manage the regulatory challenges associated with this business line. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations:

Raphael Gross, ICR

ir@xpresspagroup.com

Media

Julie Ferguson

Julie@jfprmedia.com

(312) 385-0098